UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2007

Intelli-Check, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-15465	11-3234779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

246 Crossways Park West, Woodbury, NY	11797
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-992-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On January 21, 2007, Edwin Winiarz resigned from his position as Senior Executive Vice President, Treasurer and Chief Financial Officer of Intelli-Check, Inc. (the “Company”). Mr. Winiarz will continue to be a member of the Company’s Board of Directors and will assist the Company in connection with its year-end audit and in connection with its transition to a new Chief Financial Officer. Mr. Winiarz did not resign due to any disagreements on any matter relating to the Company’s operations, policies or practices. The Company has initiated a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLI-CHECK, INC.

By:	/s/ Frank Mandelbaum
Name: Frank Mandelbaum
Title: Chairman and Chief Executive Officer

Dated: January 22, 2007